Amendment to the Shareholders’ Agreement

by and among

TRIP Participações S.A.,

TRIP Investimentos Ltda.,

Rio Novo Locações Ltda.,

David Gary Neeleman,

CALFINCO Inc.

and

CALFINCO CAYMAN Ltd

and as intervening and consenting party,

AZUL S.A.

______________________

Dated March 3rd, 2021

______________________

Shareholders’ Agreement

This Amendment (“Amendment”) to the Shareholders Agreement executed on September 1st, 2017 (“Agreement”) is entered into by and among the following parties:

By and among,

(a) TRIP Participações S.A., a corporation, with head office in the City of Cariacica, State of Espirito Santo, at Rodovia BR 262, Km 05, Campo Grande, CEP 29.145-901, registered as taxpayer under CNPJ/MF No. 09.229.532/0001-70, herein represented by its undersigned legal representatives (“TRIP Participações”);

(b) TRIP Investimentos Ltda., a limited liability company, with head office in the City of Campinas, State of São Paulo, at Avenida Cambacicas, nº 1200, Parque Imperador, Condomínio Flex Buildings, Módulo 2, CEP 13097-104, registered as taxpayer under CNPJ/MF No. 15.300.240/0001-89, herein represented by its undersigned legal representatives (“TRIP Investimentos”);

(c) Rio Novo Locações Ltda., a limited liability company with head office in the City of Cariacica, State of Espirito Santo, at Rodovia BR 262, Km 6,3, Sala 208, CEP 29.157-405, registered as taxpayer under CNPJ/MF No. 04.373.710/0001-18, herein represented by its undersigned legal representatives (“Rio Novo” and, together with TRIP Participações and TRIP Investimentos, the “TRIP’s Shareholders”);

(d) David Gary Neeleman, Brazilian, married, bearer of RG no. 53.031.273-6 SSP/SP, registered in the CPF/MF under no. 744573731-68, undersigned (“Neeleman”);

(e) Calfinco Inc., a corporation organized under the laws of the State of Delaware, United States of America, having its principal place of business at 233 South Wacker Dr, Chicago, IL 60606, herein represented by its undersigned legal representatives (“Calfinco US”); and

(f) Calfinco Caymans Ltd., a company duly organized and validly existing in accordance with the laws of the Cayman Islands, with registered address in the Cayman Islands, PO Box 309, Ugland House, Grand Cayman, KY1-1104, herein represented by its undersigned legal representatives (“Calfinco Cayman” and, together with TRIP’s Shareholders and Neeleman “Shareholders” or “Parties” and each individually a “Shareholder” or “Party” as appropriate)

And in the capacity of intervening and consenting party,

(h) AZUL S.A., a corporation with head office in the City of Barueri, State of São Paulo, at Alameda Surubiju, Nos. 2010 and 2050, Block A, suite 21, Alphaville Industrial, registered as taxpayer under CNPJ/MF No. 09.305.9994/0001-29, herein represented by its undersigned legal representatives (the “Company”),

Preamble

Whereas on May 25 2012, the TRIP’s Shareholders and Neeleman, among other parties, entered into an Investment Agreement (“Investment Agreement”) through which they have established the general process of incorporation of the totality of shares issued by TRIP Linhas Aéreas S.A. (“TRIP”) into the Company, with the subsequent subscription of new shares issued by the Company by the Shareholders of TRIP, with no extinction of TRIP, pursuant to terms of Article 252 of Federal Law No. 6,404 dated December 15, 1976 (as amended from time to time, “Corporations Law”) (“Merger of Shares”).

Whereas Calfinco US and the Company entered into an Investment Agreement, dated as of June 26, 2015 (the “Calfinco Investment Agreement”), pursuant to which the Company agreed to issue and Calfinco US agreed to subscribe for Class C Preferred Shares which were subsequently mandatorily converted into Class A Preferred Shares in connection with the IPO (as defined below) of the Company.

Whereas Company and Hainan Airlines Co., Ltd., (“HNA”) a limited company organized and existing under the laws of the People’s Republic of China, with its headquarters in the Haikou City, Hainan Province, at HNA Plaza, No. 7 Guoxing Road (“HNA”), entered into an Investment Agreement, dated as of February 5, 2016 (the “HNA Investment Agreeement”), pursuant to which the Company agreed to issue and HNA agreed to subscribe for Class D Preferred Shares which were subsequently converted into Preferred Shares.

Whereas the Merger of Shares was effectually executed and formalized as of August 15, 2012, and after several adjustment operations in the exchange ratio of shares of the Company, pursuant to the terms of the Investment Agreement, as well as the conversion of several classes of preferred and common shares previously intended for a single class of common and preferred shares.

Whereas the Company held its Initial Public Offering of Shares (“IPO”), and pursuant to section 4.5 of the Investment Agreement, the Company’s shareholders at that time have assumed the reciprocal obligation to enter into this Agreement on September 1st, 2017, duly filed at the Company’s headquarters and publicly available at the CVM’s website.

Whereas on June 29, 2018, the Company announced the closing of its’ secondary equity offering, pursuant to which HNA sold 19,379,335 American depositary shares (“ADSs”) of the Company in the United States, each ADS representing three preferred shares of the Company, resulting in the sale through the offering of the entirety of HNA’s shares issued by the Company;

Whereas as a result of the offering described above HNA is no longer a shareholder of the Company, and therefore HNA has no further rights and obligations under this Agreement, , including, but not limited to, the right to nominate Directors, in accordance with Section 4.4. of the Agreement (“HNA Withdrawal”).

Whereas on this date, Calfinco US contributed all of its equity securities in the Company, comprising of 26,995,316 preferred shares issued by the Company (“Calfinco Equity Stake”) to Calfinco Cayman, together with all of the rights attached to them, free and clear of any and all encumbrances (“Assignment”)

Whereas due to the Assignment, Calfinco Cayman became the lawful owner of 26,995,316 preferred shares issued by the Company on this date and with the express consent of the other Shareholders and Calfinco US, the Parties intends to amend the Agreement to reflect the Assignment to Calfinco Cayman.

Now, Therefore, the Shareholders, pursuant to and for the purposes and effects of Article 118 of the Corporations Law, agree to enter into this Amendment, which shall bind the Company, and shall be governed by the following clauses and conditions:

Section I
Defined Terms and Interpretation

1.1 All the terms in this Amendment initiated with capital letter shall have the meanings ascribed to them in the Agreement, unless otherwise expressly defined in this Amendment.

1.2 Except as otherwise expressly set forth in this Amendment or unless the context otherwise requires, this Amendment is subject to the interpretation rules provided in Clause 1.1 of the Agreement.

Section II
Amendments to the Agreement

2.1 Calfinco Cayman hereby agrees to be bound by this Amendment and to assume all the rights and obligations of Calfinco US under the Agreement from and after the date hereof.

2.2 Due to the Assignment, Section 4.3 of the Agreement shall have the following new wording:

“4.3. Nomination of Director by Calfinco Cayman. As long as Calfinco Cayman holds at least fifty percent (50%) of the equivalent number of Preferred Shares into which the Class C Preferred Shares subscribed on June 26, 2015 have been converted into, Calfinco Cayman shall have the prerogative to (a) nominate one (1) member to the Board of Directors, (b) nominate any successors of the member appointed in subparagraph (a) above; and (c) require removal from the Board of Directors of the Company of any member nominated in accordance with subparagraphs (a) and (b) above. Appointment of the Directors nominated by Calfinco Cayman, in accordance with this Section 4.3 and Section 4.7, shall be made by the General Meeting.”

2.3 Due to the HNA Withdrawal, Section 4.4 of the Agreement and all other provisions that references HNA as shareholder of the Company, as well as its’ rights and obligations established under the Agreement shall be excluded.

2.4 Due to the Assignment, Section 8.11 of the Agreement shall have the following new wording:

“8.11 Annotation. The Company shall ensure that a label with the text below is annotated on the relevant pages of its Registered Shares Register (or at the financial institution responsible for the bookkeeping of Shares, including the declaration of equity ownership) and on any other records or certificates representing Shares under this Agreement:

“THE TOTALITY OF SHARES HELD BY TRIP PARTICIPAÇÕES S.A., TRIP INVESTIMENTOS S.A., RIO NOVO LOCAÇÕES LTDA., CALFINCO CAYMANS LTD AND DAVID GARY NEELEMAN ARE SUBJECT TO THE NORMS AND RESTRICTIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED SEPTEMBER 1ST, 2017, THE COPY OF WHICH IS AVAILABLE AT THE HEAD OFFICE OF THE COMPANY.”

2.5 Due to the Assignment, Section 8.12 of the Agreement shall have the following new wording:

“8.12 Notices. Except as otherwise expressly provided herein, all notices or communications to be sent by any Party to the other Parties shall be in writing and shall be considered validly received when delivered personally, by certified mail, with return receipt, or by courier service; or by means of registry offices or courts; upon their receipt at the addresses listed below, or at other addresses (including email addresses) or facsimile numbers as the Parties may provide each other through a notice in accordance with this Agreement:

(a) to the Company:

Address: Av. Marcos Penteado de Ulhôa Rodrigues, 939, 8th floor, Condomínio Castelo Branco Office Park, Tamboré, Barueri, 06460-060
E-mail: john.rodgerson@voeazul.com.br
Fax: (11) 4134-9800
To: John Rodgerson

(b) to Trip Participações S.A.:

Address: Rod. BR 262 km. 5, Campo Grande, Cariacica/ES
E-mail: renanc@aguiabranca.com.br
Fax: (27) 2125-6301
To: Renan Chieppe

(c) to Trip Investimentos S.A.:

Address: Rod. BR 262 km. 5, Campo Grande, Cariacica/ES
E-mail: josemario@voetrip.com.br
Fax: (19) 2139-5358
To: José Mário Caprioli dos Santos

(d) to Rio Novo Locações Ltda.:

Address: Rod. BR 262 km. 6.3, sala 208, Campo Grande, Cariacica/ES
E-mail: decio@aguiabranca.com.br
Fax: (27) 2125-6304
To: Décio Luiz Chieppe

(e) to Calfinco Caymans LTD:

Address: Cayman Islands, PO Box 309, Ugland House, Grand Cayman, KY1-1104
E-mail: Anna.Ha@united.com
Fax: 1-847-956-2589
To: Anna Ha

with a copy to (which shall not constitute notice):

Address: 233 S. Wacker Dr., Chicago, Illinois 60606, U.S.A.
E-mail: thomas.bolling@united.com
Fax: +1 (872) 825-0309
To: Thomas N. Bolling

(f) to David Gary Neeleman:

Address: Av. Marcos Penteado de Ulhôa Rodrigues, 939, 8th floor, Condomínio Castelo Branco Office Park, Tamboré, Barueri, 06460-060
E-mail: john.rodgerson@voeazul.com.br
Fax: (11) 4134-9800
To: John Rodgerson

8.12.1 The Parties undertake to maintain, throughout the term of this Agreement, the data referred to in this Section 7.12 correct, sufficient, accurate and updated. Any alteration must be preceded by prior notice in writing to the other Parties, pursuant to terms hereof.”

Section III
General Provisions

3.1 Except for the terms and conditions explicitly modified by this Amendment to the Agreement, all the remaining clauses, terms, conditions and provisions of the Agreement (including any and all of its Exhibits) are hereby incorporated by reference, confirmed by the Parties, and notwithstanding anything to the contrary, remain unchanged, in full force and effect.

3.2 The obligations herein are assumed by the Parties irrevocably and irreversibly.

3.3 This Amendment binds not only the Parties but also their successors and permitted assigns, in any capacity, including, without limitation, in cases of merger and incorporation (including of shares) or spin-off of the Shareholders and the Company.

3.4 In the event that any Chapter, Section, Subsection, Item, Exhibit, term or provision hereof is declared invalid or unenforceable pursuant to law, such invalidity or unenforceability shall not affect any other Chapters, Sections, Subsections, Items, Exhibits, terms or provisions hereof, all of which shall remain in full force and effect. Upon determining which term or provision hereof is void or unenforceable, the Parties shall negotiate in good faith to amend this Agreement so as to cause it to reflect, as much as possible, the real intention of the Parties, in a mutually acceptable form, so that the transaction contemplated herein is consummated as originally set forth, to the greatest possible extent.

3.5 This Amendment shall be filed at the Company’s headquarters, and the obligations and encumbrances resulting herefrom shall be recorded in accordance with Section 8.11 of the Agreement, at the corresponding records, including, among others, in the Registered Shares Register of the Company (or before the financial institution responsible for the bookkeeping of Shares, including the declaration of equity ownership), in accordance with and for the purposes of Article 118, heading, and paragraph 1 of the Corporations Law.

In witness thereof, the Parties sign this Agreement in five (5) counterparts of equal form and content, before 02 (two) witnesses.

São Paulo, March 3rd, 2021.

(The remainder of this page intentionally left blank)

(Signature page of the Amendment to the Shareholders Agreement)

CALFINCO INC. /s/ PAMELA HENDRY
Name: Pamela Hendry	Name:
Position: Attorney in fact	Position:

(Signature page of the Amendment to the Shareholders Agreement)

TRIP INVESTIMENTOS LTDA. /s/ JOSÉ MARIO CAPRIOLI DOS SANTOS
Name: José Mario Caprioli dos Santos	Name:
Position: CEO	Position:

(Signature page of the Amendment to the Shareholders Agreement)

RIO NOVO LOCAÇÕES LTDA. /S/ RENAN CHIEPPE	/s/ DECIO LUIZ CHIEPPE
Name: Renan Chieppe	Name: Decio Luiz Chieppe
Position: CEO	Position: CEO

(Signature page of the Amendment to the Shareholders Agreement)

TRIP PARTICIPAÇÕES S.A. /S/ RENAN CHIEPPE	/S/ DECIO LUIZ CHIEPPE
Name: Renan Chieppe	Name: Decio Luiz Chieppe
Position: CEO	Position: CEO

(Signature page of the Amendment to the Shareholders Agreement)

DAVID GARY NEELEMAN /S/ DAVID GARY NEELEMAN

(Signature page of the Amendment to the Shareholders Agreement)

CALFINCO CAYMANS LTD. /S/ PAMELA HENDRY
Name: Pamela Hendry	Name:
Position: Attorney in fact	Position:

(Signature page of the Amendment to the Shareholders Agreement)

AZUL S.A. /S/ JOANNA CARMET PORTELLA
Name: Joanna Carmet Portella	Name:
Position: Head Legal	Position:
Witnesses: /S/ ANDRESSA PAULA TIMOSSI	/S/ EVELYN BARBOSA GONÇALVES
Name: Andressa Paula Timossi	Name: Evelyn Barbosa Gonçalves
RG:	RG: 32.502.931-3